Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-148352 on Form S-8 of our report dated April 28, 2008, relating to the consolidated financial statements of AirMedia Group Inc. appearing in this Annual Report on Form 20-F of AirMedia Group Inc. for the year ended December 31, 2007.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.
Beijing, the People’s Republic of China April 30, 2008